                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT

                                                                   June 20, 2005

Banc of America Securities LLC
Goldman, Sachs & Co.
As Representatives of the
several Underwriters
named in Schedule I hereto

c/o Banc of America Securities LLC
9 West 57th Street, 21st Floor
New York, NY 10019

c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Ladies and Gentlemen:

      MetLife, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein (this "Agreement") and in the Underwriting Agreement, dated June 20, 2005 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Underwritten Securities").

      Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement and the Closing Date, except that each representation and warranty which refers to the Final Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined) and also a representation and warranty as of the date of this Agreement in relation to the Final Prospectus as amended or supplemented relating to the Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Base Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of shares or the principal amount, as the case may be, of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                             Very truly yours,

                                             METLIFE, INC.

                                             By: /s/ Anthony J. Williamson
                                                 -------------------------------
                                                 Name:  Anthony J. Williamson
                                                 Title: Senior Vice President
                                                        and Treasurer

Accepted as of the date hereof
on behalf of each of the Underwriters:

Banc of America Securities LLC

By: /s/ Lily Chang
    ----------------------------
    Name:  Lily Chang
    Title: Principal

Goldman, Sachs & Co.


/s/ Goldman, Sachs & Co.
---------------------------------
  (Goldman, Sachs & Co.)

                                   SCHEDULE I
                              TO PRICING AGREEMENT

                                                              Principal Amount of         Principal Amount of
                                                              5.00% Senior Notes           5.70% Senior Notes
                                                                Due 2015 to Be               Due 2035 to be
          Underwriters                                             Purchased                   Purchased
--------------------------------                              -------------------         -------------------
Banc of America Securities LLC                                  $  140,000,000              $  140,000,000

Goldman, Sachs & Co.                                               140,000,000                 140,000,000

Deutsche Bank Securities Inc.                                      140,000,000                 140,000,000

J.P. Morgan Securities Inc.                                        140,000,000                 140,000,000

Wachovia Capital Markets, LLC                                      140,000,000                 140,000,000

A.G. Edwards & Sons, Inc.                                           90,004,000                  90,000,000

ABN AMRO Inc.                                                       26,666,000                  26,666,000

BNP Paribas Securities Corp.                                        26,666,000                  26,666,000

HSBC Securities (USA) Inc.                                          26,666,000                  26,666,000

Piper Jaffray & Co.                                                 26,666,000                  26,666,000

Raymond James & Associates, Inc.                                    26,666,000                  26,666,000

Wells Fargo Securities, LLC                                         26,666,000                  26,666,000

Guzman & Company                                                    10,000,000                  10,000,000

Muriel Siebert & Co., Inc.                                          10,000,000                  10,000,000

Samuel A. Ramirez & Co., Inc.                                       10,000,000                  10,000,000

Toussaint Capital Partners, LLC                                     10,000,000                  10,000,000

The Williams Capital Group, L.P.                                    10,000,000                  10,000,000
                                                                --------------              --------------

         Total..............................                    $1,000,000,000              $1,000,000,000

                                   SCHEDULE II
                              TO PRICING AGREEMENT

Underwriting Agreement, dated June 20, 2005

Registration Statement Nos. 333-124358

TITLE, PURCHASE PRICE AND DESCRIPTION OF SECURITIES:

            TITLE: 5.00 % Senior Notes due 2015 and 5.70% Senior Notes due 2035

            APPLICABLE SECURITIES AGREEMENTS:

            With respect to both the 5.00% Senior Notes due 2015 and the 5.70% Senior Notes due 2035: Indenture, dated as of November 9, 2001 between MetLife, Inc. and Bank One Trust Company, N.A. (predecessor to J.P. Morgan Trust Company, National Association) (the "Senior Indenture")

            With respect to the 5.00% Senior Notes due 2015 only: Supplemental Indenture dated as of June 23, 2005, between MetLife, Inc. and J.P. Morgan Trust Company, National Association) (the "Twelfth Supplemental Indenture").

            With respect to the 5.70% Senior Notes due 2035 only: Supplemental Indenture dated as of June 23, 2005, between MetLife, Inc. and J.P. Morgan Trust Company, National Association (the "Thirteenth Supplemental Indenture").

            AGGREGATE PRINCIPAL AMOUNT OF UNDERWRITTEN SECURITIES:

            With respect to the 5.00% Senior Notes due 2015: $1,000,000,000

            With respect to the 5.70% Senior Notes due 2035: $1,000,000,000

            ISSUE DATE: June 23, 2005

            TERM:

            With respect to the 5.00% Senior Notes due 2015: June 15, 2015

            With respect to the 5.70% Senior Notes due 2035: June 15, 2035

            PAYMENT DATES: Semi-annually, each June 15 and December 15, commencing on December 15, 2005

            PRICE TO THE PUBLIC:

            With respect to the 5.00% Senior Notes due 2015: 99.729%

            With respect to the 5.70% Senior Notes due 2035: 99.759%

            PURCHASE PRICE BY UNDERWRITERS:

            With respect to the 5.00% Senior Notes due 2015: 99.329%

            With respect to the 5.70% Senior Notes due 2035: 99.009%

            TERMS OF THE SECURITIES: As set forth in the Final Prospectus dated June 20, 2005.

            CLOSING DATE, TIME AND LOCATION: June 23, 2005, 10:00 a.m. (New York City time); Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006.

            DESIGNATED REPRESENTATIVES: Banc of America Securities LLC; Goldman, Sachs & Co.

            ADDRESSES FOR NOTICES, ETC.:

            IF TO THE REPRESENTATIVES:

                           c/o Banc of America Securities LLC
                           9 West 57th Street, 21st Floor
                           New York, NY 10019

                           c/o Goldman, Sachs & Co.
                           85 Broad Street
                           New York, NY 10004

            With a copy to:

                           Cleary Gottlieb Steen & Hamilton LLP
                           One Liberty Plaza
                           New York, NY 10006

                           Attention: David Lopez, Esq.

            IF TO THE COMPANY:

                           27-01 Queens Plaza North
                           Long Island City, NY 11101

                           Attention: Treasurer